                                                                   EXHIBIT 99.3

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

                  WHAT NAME AND NUMBER TO GIVE THE REQUESTER

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                            GIVE THE NAME AND
 FOR THIS TYPE OF ACCOUNT:  SOCIAL SECURITY
                            NUMBER OF --
-----------------------------------------------
  1. Individual             The individual

  2. Two or more            The actual owner of
     individuals (joint     the account or, if
     account)               combined funds, the
                            first individual on
                            the account/1/

  3. Custodian account of   The minor/2/
     a minor (Uniform
     Gift to Minors Act)

  4. a. The usual           The grantor-
        revocable savings   trustee/1/
        trust (grantor is
        also trustee)

     b. So-called trust     The actual owner/1/
        account that is
        not a legal or
        valid trust under
        state law

  5. Sole proprietorship    The owner/3/

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                            GIVE THE NAME AND
 FOR THIS TYPE OF ACCOUNT:  EMPLOYER
                            IDENTIFICATION
                            NUMBER OF --
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
  6. Sole proprietorship    The owner/3/

  7. A valid trust,         Legal entity/4/
     estate, or pension
     trust

  8. Corporate              The corporation

  9. Association, club,     The organization
     religious,
     charitable,
     educational, or
     other tax-exempt
     organization

 10. Partnership            The partnership

 11. A broker or            The broker or
     registered nominee     nominee

 12. Account with the       The public entity
     Department of
     Agriculture in the
     name of a public
     entity (such as a
     state or local
     government, school
     district, or prison)
     that receives
     agricultural program
     payments
-----------------------------------------------

/1/ List first and circle the name of the person whose number you furnish.

/2/ Circle the minor's name and furnish the minor's social security number.

/3/ Show the individual's name. See Item 5 or 6. You may also enter your business name.

/4/ List first and circle the name of the legal trust, estate, or pension trust.
    (Do not furnish the identification number of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

NOTE: If no name is circled when there is more than one name listed, the number will be considered to be that of the first name listed.

                                ---------------

                                 INSTRUCTIONS
            (Section references are to the Internal Revenue Code.)

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
PURPOSE OF FORM.--A person who is required to        Generally, you will then have 60 days to
file an information return with the Internal         obtain a TIN and furnish it to the requester. If
Revenue Service (the IRS) must obtain your           the requester does not receive your TIN within
correct taxpayer identification number (TIN) to      60 days, backup withholding, if applicable, will
report income paid to you, real-estate               begin and continue until you furnish your TIN to
transactions, mortgage interest you paid, the        the requester. For reportable interest or
acquisition or abandonment of secured property,      dividend payments, the payer must exercise one
or contributions you made to an individual           of the following options concerning backup
retirement arrangement (IRA). Use Form W-9 to        withholding during this 60-day period. Under
furnish your correct TIN to the requester (the       option (1), a payer must backup withhold on any
person asking you to furnish your TIN), and,         withdrawals you make from your account after 7
when applicable, (1) to certify that the TIN you     business days after the requester receives this
are furnishing is correct (or that you are           form back from you. Under option (2), the payer
waiting for a number to be issued), (2) to           must backup withhold on any reportable interest
certify that you are not subject to backup           or dividend payments made to your account,
withholding, and (3) to claim exemption from         regardless of whether you make any withdrawals.
backup withholding if you are an exempt payee.       The backup withholding under option (2) must
Furnishing your correct TIN and making the           begin no later than 7 business days after the
appropriate certifications will prevent certain      requester receives this form back. Under option
payments from being subject to backup                (2), the payer is required to refund the amounts
withholding.                                         withheld if your certified TIN is received
                                                     within the 60-day period and you were not
HOW TO OBTAIN A TIN.--If you do not have a TIN,      subject to backup withholding during the period.
apply for one immediately. To apply, get Form        NOTE: If a requester gives you a form other than
SS-5, Application for a Social Security Card         a W-9 to request your TIN, you must use the
(SSN) (for individuals), from your local office      requester's form.
of the Social Security Administration, or
Form SS-4, Application for Employer                  NOTE: Checking the box in Part II on the
Identification Number (EIN) (for businesses and      Substitute Form W-9 means that you have already
all other entities) from your local IRS office.      applied for a TIN or that you intend to apply
                                                     for one in the near future.

                                                       As soon as you receive your TIN, complete
                                                     another Form W-9, include your TIN, sign and
                                                     date this form, and give it to the requester.

                              (continued on back)
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            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9
                                     PAGE 2
WHAT IS BACKUP WITHHOLDING?--Persons making certain payments to you are required to withhold and pay to the IRS 31% of such payments under certain conditions. This is called "backup withholding." Payments that could be subject to backup withholding include interest, dividends, broker and barter exchange transactions, rents, royalties, nonemployee compensation, and certain payments from fishing boat operators, but do not include real estate transactions.
  If you give the requester your correct TIN, make the appropriate certifications, and report all your taxable interest and dividends on your tax return, your payments will not be subject to backup withholding. Payments you receive will be subject to backup withholding if:
  (1) You do not furnish your TIN to the requester, or
  (2) The IRS notifies the requester that you furnished an incorrect TIN, or
  (3) You are notified by the IRS that you are subject to backup withholding because you failed to report all your interest and dividends on your tax return (for reportable interest and dividends only), or
  (4) You fail to certify to the requester that you are not subject to backup withholding under (3) above (for reportable interest and dividend accounts opened after 1983 only), or
  (5) You fail to certify your TIN. This applies only to reportable interest, dividend, broker, or barter exchange accounts opened after 1983, or broker accounts considered inactive in 1983.
Except as explained in (5) above, other reportable payments are subject to backup withholding only if (1) or (2) above applies. Certain payees and payments are exempt from backup withholding and information reporting. See Payees and Payments Exempt From Backup Withholding, below, and Exempt Payees and Payments under Specific Instructions, below, if you are an exempt payee.

PAYEES AND PAYMENTS EXEMPT FROM BACKUP WITHHOLDING.--The following is a list of payees exempt from backup withholding and for which no information reporting is required. For interest and dividends, all listed payees are exempt except Item
(9). For broker transactions, payees listed in (1) through (13) and a person registered under the Investment Advisors Act of 1940 who regularly acts as a broker are exempt. Payments subject to reporting under sections 6041 and 6041A are generally exempt from backup withholding only if made to payees described in Items (1) through (7), except that a corporation that provides medical and health care services or bills and collects payments for such services is not exempt from backup withholding or information reporting. Only payees described in Items (2) through (6) are exempt from backup withholding for barter exchange transactions, patronage dividends, and payments by certain fishing boat operators.
  (1) A corporation.
  (2) An organization exempt from tax under section 501(a), or an Individual Retirement Plan (IRA), or a custodial account under section 403(b) (7).
  (3) The United States or any of its agencies or instrumentalities.
  (4) A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities.
  (5) A foreign government or any of its political subdivisions, agencies, or instrumentalities.
  (6) An international organization or any of its agencies or instrumentalities.
  (7) A foreign central bank of issue.
  (8) A dealer in securities or commodities required to register in the U.S. or a possession of the U.S.
  (9) A futures commission merchant registered with the Commodity Futures Trading Commission.
  (10) A real estate investment trust.
  (11) An entity registered at all times during the tax year under the investment Company Act of 1940.
  (12) A common trust fund operated by a bank under section 584(a).
  (13) A financial institution.
  (14) A middleman known in the investment community as a nominee or listed in the most recent publication of the American Society of Corporation Secretaries, Inc., Nominee List.
  (15) A trust exempt from tax under section 664 or described in section 4947.

  Payments of dividends and patronage dividends generally not subject to backup withholding include the following:
  . Payments to nonresident aliens subject to withholding under section 1441.
  . Payments to partnerships not engaged in trade or business in the U.S. and that have at least one nonresident partner.
  . Payments of patronage dividends not paid in money.
  . Payments made by certain foreign organizations.
  Payments of interest generally not subject to backup withholding include the following:
NOTE: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct TIN to the payer.
  . Payments of interest on obligations issued by individuals.
  . Payments of tax-exempt interest (including exempt-interest dividends under section 852).
  . Payments described in section 6049(b)(5) to nonresident aliens.
  . Payments on tax-free covenant bonds under section 1451.
  . Payments made by certain foreign organizations.
  . Mortgage interest paid by you.

Payments that are not subject to information reporting are also not subject to backup withholding. For details, see sections 6041, 6041A(a), 6042, 6044, 6045, 6049, 6050A, and 6050N, and their regulations.

PENALTIES

FAILURE TO FURNISH TIN.--If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING.--If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.

CRIMINAL PENALTY FOR FALSIFYING INFORMATION.--Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

SPECIFIC INSTRUCTIONS

NAME.--If you are an individual, you must generally provide the name shown on your social security card. However, if you have changed your last name, for instance, due to marriage, without informing the Social Security Administration of the name change please enter your first name, the last name shown on your social security card and your new last name.

  If you are a sole proprietor, you must furnish your individual name and either your SSN or EIN. You may also enter your business name on the business name line. Enter your name(s) as shown on your social security card and/or as it was used to apply for your EIN on Form SS-4.

SIGNING THE CERTIFICATION.--

(1) INTEREST, DIVIDEND, AND BARTER EXCHANGE ACCOUNTS OPENED BEFORE 1984 AND BROKER ACCOUNTS CONSIDERED ACTIVE DURING 1983.--You are required to furnish your correct TIN, but you are not required to sign the certification.

(2) INTEREST, DIVIDEND, BROKER AND BARTER EXCHANGE ACCOUNTS OPENED AFTER 1983 AND BROKER ACCOUNTS CONSIDERED INACTIVE DURING 1983.--You must sign the certification or backup withholding will apply. If you are subject to backup withholding and you are merely providing your correct TIN to the requester, you must cross out part (2) in the certification before signing the form.

(3) REAL ESTATE TRANSACTIONS.--You must sign the certification. You may cross out part (2) of the certification.

(4) OTHER PAYMENTS.--You are required to furnish your correct TIN, but you are not required to sign the certification unless you have been notified of an incorrect TIN. Other payments include payments made in the course of the requester's trade or business for rents, royalties, goods (other than bills for merchandise), medical and health care services, payments to a nonemployee for services (including attorney and accounting fees), and payments to certain fishing boat crew members.

(5) MORTGAGE INTEREST PAID BY YOU, ACQUISITION OR ABANDONMENT OF SECURED PROPERTY, OR IRA CONTRIBUTIONS.--You are required to furnish your correct TIN, but you are not required to sign the certification.

(6) EXEMPT PAYEES AND PAYMENTS.--If you are exempt from backup withholding, you should complete this form to avoid possible erroneous backup withholding. Enter your correct TIN in Part I, write "EXEMPT" in the block in Part 2, sign and date the form. If you are a nonresident alien or foreign entity not subject to backup withholding, give the requester a completed FORM W-8, Certificate of Foreign Status.

(7) "AWAITING TIN." -- Follow the instructions under How to Obtain a TIN, on page 1, check the box in Part 3 of the Substitute Form W-9 and sign and date the form.

SIGNATURE.--For a joint account, only the person whose TIN is shown in Part I should sign this form.

PRIVACY ACT NOTICE.--Section 6109 requires you to furnish your correct TIN to persons who must file information returns with the IRS to report interest, dividends, and certain other income paid to you, mortgage interest you paid, the acquisition or abandonment of secured property, cancellation of debt or contributions you made to an individual retirement arrangement (IRA). The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. You must provide your TIN whether or not you are required to file a tax return. Payers must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not furnish a TIN to a payer. Certain penalties may also apply.